Exhibit 77(Q)(1)(a)

Amended Schedule B, dated August 31, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 1, 2015 (Accession Number 0001193125-15-308407).

Amended Schedule B, dated October 2, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 5, 2015 (Accession Number 0001193125-15-337305).